UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the registrant 
Filed by a party other than the registrant 

Check the appropriate box:

	Preliminary proxy statement

	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

□	Definitive proxy statement.

√	Definitive additional materials.

	Soliciting material under Rule 14a-12.

Northern Lights Fund Trust II
(Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

	☑	No fee required.

		Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:
	Fee paid previously with materials.

	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

                                   WALTHAUSEN SMALL CAP VALUE FUND

20 N. Wacker Drive, Suite 1416

Chicago, IL 60606

NOTICE OF MEETING ADJOURNMENT

Dear Valued Shareholder,

We still need your help. Today we adjourned the Special Meeting of Shareholders until Wednesday, May 10th in order to provide shareholders who have yet to cast their proxy vote with more time to do so. Our records indicate that you have not yet voted. Please help us to avoid any additional cost of soliciting your vote by kindly casting your vote today.

As discussed in more detail in the Combined Proxy Statement and Prospectus previously sent to you, shareholders are being asked to consider and vote to approve an Agreement and Plan of Reorganization to reorganize your existing Fund into the North Star Small Cap Value Fund, a newly created series of Northern Lights Fund Trust II. In addition, shareholders are also being asked to consider and vote to approve a new investment advisory agreement between North Star Investment Management Corp., and Walthausen Funds. The Board is recommending that shareholders vote “FOR” these proposals. For more information, please refer to the proxy statement, which can be found at https://vote.proxyonline.com/walthausen/docs/special2023.pdf

If you have any proxy-related questions, or to vote your shares by phone, please call 1-800-207-3156 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time.

You are a significant shareholder, and your proxy vote is critical. We very much appreciate your attention to this matter.

How do I vote?

There are four convenient methods for casting your important proxy vote:

1.  Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll- free 1-800-207-3156. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time.

2.   Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.  Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4.	Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

NOBO/REG

                                   WALTHAUSEN SMALL CAP VALUE FUND

20 N. Wacker Drive, Suite 1416

Chicago, IL 60606

NOTICE OF MEETING ADJOURNMENT

Dear Valued Shareholder,

We still need your help. Today we adjourned the Special Meeting of Shareholders until Wednesday, May 10th in order to provide shareholders who have yet to cast their proxy vote with more time to do so. Our records indicate that you have not yet voted. Please help us to avoid any additional cost of soliciting your vote by kindly casting your vote today.

As discussed in more detail in the Combined Proxy Statement and Prospectus previously sent to you, shareholders are being asked to consider and vote to approve an Agreement and Plan of Reorganization to reorganize your existing Fund into the North Star Small Cap Value Fund, a newly created series of Northern Lights Fund Trust II. In addition, shareholders are also being asked to consider and vote to approve a new investment advisory agreement between North Star Investment Management Corp., and Walthausen Funds. The Board is recommending that shareholders vote “FOR” these proposals. For more information, please refer to the proxy statement, which can be found at https://vote.proxyonline.com/walthausen/docs/special2023.pdf

If you have any proxy-related questions, please call 1-800-207-3156 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time.

You are a significant shareholder, and your proxy vote is critical. We very much appreciate your attention to this matter.

How do I vote?

There are three convenient methods for casting your important proxy vote:

1.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).
2.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.
3.	Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

OBO